UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Northern Growers, LLC
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Northern Growers, LLC

48416 144th Street

Big Stone City, South Dakota 57216

NOTICE OF 2005 ANNUAL MEETING OF MEMBERS

TO BE HELD ON

JUNE 20, 2005

Members of Northern Growers, LLC:

Notice is hereby given that the 2005 Annual Meeting of Members of Northern Growers, LLC will be held at the Milbank High School Theater, 1001 East Park Avenue, Milbank, South Dakota, and will commence on June 20, 2005 at 8 p.m., local time, for the following purposes:

1.                                       To elect five individuals to the Board of Managers, four of whom will represent District One and one of whom will represent District Two. District One consists of South Dakota and all states lying to the north, south and west. District Two consists of Minnesota and all states lying to the south and east.

2.                                       To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Information Statement accompanying this Notice.  If you have any questions regarding the information in the Information Statement, please call us at (605) 862-7902.

Our Board of Managers is not aware of any other business to come before the Annual Meeting.  Only Members of record at the close of business on May 1, 2005 will be entitled to notice of the Annual Meeting and to vote on items of business before or at the Annual Meeting. All Members are cordially invited and encouraged to attend the Annual Meeting.

BY ORDER OF THE BOARD OF MANAGERS

/s/ James Peterson
James Peterson
Chairman of the Board of Managers

Big Stone City, South Dakota
May 2, 2005

EACH MEMBER IS STRONGLY ENCOURAGED TO ATTEND THE

ANNUAL MEETING.

INFORMATION STATEMENT

2005 ANNUAL MEETING OF MEMBERS

JUNE 20, 2005

VOTING INFORMATION

You may only vote your capital units by attending the Annual Meeting of Members of Northern Growers, LLC (also referred to as the “Company,” “we,” “our,” or “us”) to be held on June 20, 2005, and at any adjournment thereof.  The meeting will be held at the Milbank High School Theater, 1001 East Park Avenue, Milbank, South Dakota, 57252, and will begin at 8 p.m., local time.

Outstanding Capital Units and Voting Rights

Members of record at the close of business on May 1, 2005 are entitled to vote and attend the Annual Meeting.  As of that date, we had a total of 6,328,500 Capital Units issued and outstanding. Each Class A Member may cast only one vote on each matter coming to a vote of the Class A Members, regardless of the number of Class A Capital Units owned by such Member.

A detailed explanation of your voting rights and the procedures for voting can be found under “Election of Board of Managers” below.

This Information Statement is being mailed to our Members on or before May 27, 2005.  Our 2004 Annual Report on Form 10-K is also being mailed to Members with this Information Statement.

VOTING AND ATTENDANCE AT OUR ANNUAL MEETING IS LIMITED TO HOLDERS OF OUR CAPITAL UNITS AS OF MAY 1, 2005.

Ten percent of our Class A Members, represented by person, must be present at the Annual Meeting to have a quorum of Members at the Annual Meeting.

All votes will be tabulated by the inspector of elections, who will be appointed by the Board of Managers (the “Board”), and will separately tabulate votes cast for the nominees to the Board.

Attendance and Voting at the Annual Meeting

You are only entitled to vote at the Annual Meeting by attending the meeting and submitting your vote in person.  We are NOT asking for a proxy or a ballot – you are requested not to send us a proxy or ballot.  You may only vote by attending the Annual Meeting.

Solicitation

Northern Growers, LLC is making this solicitation.  The entire cost of such solicitation will be borne by us.  Such cost includes professional fees and the cost of supplying to our Members copies of this Information Statement and our 2004 Annual Report on Form 10-K.

If you have any questions regarding the information in this Information Statement, please call Holly Meyer, our membership coordinator, at (605) 862-7902.

May 2, 2005.

ELECTION OF BOARD OF MANAGERS

The principal matter for the 2005 Annual Meeting of Northern Growers, LLC is the election of five managers to the Board. The purpose of the election is to fill five open seats due to the expiration of five incumbent managers’ terms of office. Four of the managers will represent District One, which consists of South Dakota and all states lying to the north, south and west, and one manager will represent District Two, which consists of Minnesota and all states lying to the south and east. Members in District One will cast ballots and elect four managers to the Board, and Members in District Two will cast ballots and elect one manager to the Board. The following nominees have been nominated by the Nomination Committee for the 2005 Annual Meeting and election:

District One

Name	Term Expiration
Wendell Falk	2008
Mark Lounsbery	2008
Robert Narem	2008
Bill Whipple	2008
Jerald Zubke	2008

District Two

Name	Term Expiration
Robert Wittnebel	2008

Detailed information on each nominee is provided in the “Information About Nominees” section below.

Class A Voting Instructions and Procedures

Each Class A Member from their respective districts is entitled to cast one vote for each matter to be voted on at the 2005 Annual Meeting, regardless of the number of Class A Units he or she owns. For purposes of the 2005 Annual Meeting, because we will be electing four managers to the Board from District One, there are four matters to be voted on by the Members from this district. This means that you may cast a vote four times for any of the five nominees, no nominee receiving more than one vote. For example, you may cast one vote for any of nominees, cast a second vote for a second nominee, cast a third vote for a third nominee, and cast a fourth vote for a fourth nominee. After casting your fourth vote, you are prohibited from casting any more votes for any of the nominees. For District Two, because we will be electing one manager to the Board, there is one matter to be voted on by the Members from this district. This means you may cast one vote for the nominee.

INFORMATION ABOUT NOMINEES

Our Members will elect five managers to the Board, each to serve three-year terms. The following contains certain information with respect to the six persons nominated for the 2005 Annual Meeting and election:

Name, Address and Principal Occupation	District	Age	Board Member Since	Background
Wendell Falk 45384 154th St. South Shore, South Dakota 57265 Farmer	One	34	New Nominee

Wendell has been a farmer for the past 10 years. He and his wife own and operate Wendell Falk Farms. He graduated from South Dakota State University, Brookings, South Dakota in 1992 with an Associate Degree in General Agriculture.

Mark Lounsbery 16453 482nd Ave. Revillo, South Dakota 57259 Farmer	One	57	1999	Mark has been a farmer for the past 35 years. He is a former director of the South Dakota Corn Utilization Council and is a director of the American Corn Growers Association.

Robert Narem 14313 469th Ave. Twin Brooks, SD 57269 Agronomist	One	49	1999

Robert has been employed with Soil Consultant, Inc. as an agronomist since 1982 and serves as its president. He is a member of the South Dakota Independent Crop Consultant Association and vice president of the South Dakota Certified Crop Advisor Committee. He is also a supervisor of Kilborn Township. He graduated from South Dakota State University, Brookings, South Dakota in 1977 with a major in Park Management, and from South Dakota State University in 1982 with a Masters of Science Degree in Agronomy.

Robert Wittnebel 2971 121st Ave. Nassau, Minnesota 56257 Farmer	Two	65	2002

Robert has been a farmer for over 33 years.  He is a member of the American Legion, VFW, and Trinity Lutheran Church.  He also serves as a director of the Hilltop Madison Lutheran Home.  He graduated from South Dakota State University, Brookings, South Dakota in 1961 with a Bachelor of Science degree in Agricultural Education.

Bill Whipple 13453 460th Avenue Wilmot, South Dakota 57279	One	59	1999	Bill has been a farmer for over 32 years with Whipple Ranch, Inc., where he is president and manager. He currently serves as a director of the South Dakota Corn Growers Association.

Farmer

He belongs to the American Legion and the South Dakota Soybean Association.  He is also supervisor of Spring Grove Township.  Bill graduated from South Dakota State University, Brookings, South Dakota in 1969 with a Bachelor of Science degree in Animal Science.

Jerald Zubke 14574 SD Hwy. 15 Milbank, South Dakota 57252 Farmer	One	58	New Nominee	Jerald has been a farmer for over 30 years. He is a graduate of Waubay High School, Waubay, South Dakota.

INFORMATION ABOUT CURRENT BOARD OF MANAGERS

The table below describes important information about the incumbent managers of the Board whose term of office will continue after the 2005 Annual Meeting.

Name, Address and Principal Occupation	District	Age	Term Expiring	Background
Ronald Anderson 47895 S.D. Hwy. 158 LaBolt, South Dakota 57246 Farmer	One	60	2006

Ron has been a farmer for nearly 30 years. He served as a director of the Nassau Farmers Elevator for 12 years and as its chairman for six years. He assisted with the organization of the Grant County Soybean Association, serving as its president for six years. He is an active member of American Lutheran Church in Milbank. Ron attended Augustana College, Sioux Falls, South Dakota for one year before returning to farming in 1964.

Glenn Berdan 36306 Co. Rd. 65 Ortonville, Minnesota 56278 Farmer	Two	48	2006

Glenn has been a farmer for over 30 years. Glenn is a former chairman of Farmers Union Oil Company and director of Centrols, Inc. of Morris, Minnesota. He is a former member of the Cenex Regional Resolutions Committee and First English Lutheran Church Council. He currently serves as a director of Upper Minnesota River Watershed District.

Dennis Flemming P.O. Box 3 LaBolt, South Dakota 57246 Farm Elevator Manager	One	51	2007

Dennis has been the general manager of the LaBolt Farmers Grain Co., Inc., a grain elevator located in LaBolt, South Dakota since April 2001. He is a former owner of the South Shore Elevator Co. in South Shore, South Dakota.

R. Lars Herseth 39949 114th Street Houghton, South Dakota 57449 Farmer	One	58	2006

Lars has been a farmer since 1969. He is a former State Representative and State Senator with the South Dakota Legislature, serving as Representative for 12 years and Senator for 8 years. He currently serves as a director of the American Coalition of Ethanol and as a member of the South Dakota Corn Utilization Council. He graduated from the University of South Dakota, Vermillion, South Dakota in 1969 with a Bachelor of Arts Degree in Government and History.

Robert Metz 46602 127th Street Browns Valley, Minnesota 56219 Farmer	One	47	2007

Robert has been a farmer for the past 27 years. He represents South Dakota as 1st vice president of the American Soybean Association and serves as post chairman of the National Bio-Diesel Board. He serves as a member of the South Dakota Corn Growers Association and Farm Credit Ag Advisory board, and is trustee of St. Anthony’s Catholic Church. He is a former board member of the Browns Valley School District and the Browns Valley Community Elevator.

Jeff Olson 2494 300th St. Madison, Minnesota 56256 Farmer	Two	42	2007

Jeff has been a farmer for the past 19 years. He currently serves as a director of the Lac Qui Parle County Planning and Zoning Committee. He is also president of Minnesota Valley Lutheran Church. He graduated from South Dakota State University, Brookings, South Dakota in 1985 with a Bachelor of Science Degree in Agriculture Education.

Ronald Olson 44228 150th Street Waubay, South Dakota 57273 Farmer	One	40	2007

Ron has been a farmer for the past 19 years. He currently serves as a director of the National Corn Growers and South Dakota Corn Utilization Council. He is also a deacon of the Egeland Lutheran Church. He graduated from South Dakota State University, Brookings, South Dakota in 1986 with a Bachelor of Science Degree in Agriculture.

James Peterson 16952 482nd Avenue Revillo, South Dakota 57259 Farmer	One	61	2006

James has been a farmer for over 35 years. He serves as State Senator for District 4 in the South Dakota Legislature, serving since 2000. James graduated from Augustana College, Sioux Falls, South Dakota in 1966 with a Bachelor of Arts Degree.

Delton Strasser 13975 SD Hwy. 123 Wilmot, South Dakota 57279 Farmer	One	60	2006

Del has been a farmer for over 38 years. He is a former director and chairman of the South Dakota Corn Utilization Council and former director of National Corn Growers Association. He is president of the Zion Community Church, serving since 2000. He is also a former 4-H leader. He attended Trinity College in Chicago, Illinois for one year.

Steve Street 16153 486th Avenue Revillo, South Dakota 57259 Farmer	One	52	2007

Steve has been a farmer for over 31 years. He serves as a director of the South Dakota Corn Utilization Council. He is the former president of the Revillo Grain Elevator and currently serves as treasurer of the Township of Adams. Steve graduated from South Dakota State University in Brookings, South Dakota in 1972 with a Bachelor of Science Degree in Agronomy.

Meetings of the Board of Managers

The Board held eleven regularly scheduled meetings during the fiscal year ended December 31, 2004.  Each manager of the Board, except for Glenn Berdan, Dennis Flemming and Robert Metz, attended at least 75% of the meetings of the Board during the year ended December 31, 2004. In addition, each manager of the Board, attended at least 75% of the committee meetings during the year ended December 31, 2004.

Audit Committee

The Audit Committee operates under a charter adopted by the Board, a copy of which is attached to this Information Statement as Appendix I. Our Audit Committee reviews the services provided by our independent auditors, consults with our independent auditors and reviews the need for internal auditing procedures and the adequacy of internal controls.  Under the charter, the Audit Committee must have three members, each of whom satisfy the independence requirements of the SEC and the NASD, with one exception.  Under the exception, a member is not precluded from serving on the Audit Committee as a result of a payment received from the Company for the sale and delivery of corn to the Company.  The Audit Committee is comprised of the following members:  Robert Metz, Robert Narem, Greg Toben, Bill Whipple and Robert Wittnebel.  None of the Audit Committee members, however, satisfy the entire definition of independent as set forth by the rules of the SEC and NASD because of the payment they receive from the Company for the sale and delivery of corn to the Company.

In addition, none of the current members of the Audit Committee is an “audit committee financial expert,” as defined by the SEC. The primary reasons for this is that we are an agricultural and rural-based company. The overwhelming majority of our 651 Members are farmers who reside in South Dakota, Minnesota, North Dakota or Iowa, including all of the fifteen managers of the Board. Further, the rural location and agricultural-based business make it difficult to find individuals who have the necessary background and experience to meet all of the qualifications of a financial expert. Nevertheless, we believe the collective experience and backgrounds of the Audit Committee enable them to provide the necessary oversight and safeguards to the Company. In addition, Broin Management, LLC, the manager of the ethanol plant, provides the Company with certain oversight and expertise in accounting, financial and other related matters on which the Company’s Audit Committee relies when it carries out its duties and responsibilities.

Audit Committee Report

The following Audit Committee Report was delivered to our Board by the Audit Committee on February 16, 2005.  The Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report by reference in any such document.

The Audit Committee oversees our accounting and financial reporting process and assists the Board in fulfilling its oversight responsibilities.  Our management has the primary responsibility for the financial statements and the reporting process.  Our independent auditor is responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles.  The Audit Committee reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2004.  The Audit Committee has discussed with our independent auditor, Eide Bailly LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.  The Audit Committee has received and reviewed the written disclosures and the letter from Eide Bailly required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with Eide Bailly its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Audit Fees.  Eide Bailly has billed us a total amount of $75,532 and $73,236 in December 31, 2004 and December 31, 2003, respectively, for professional services rendered for the audit of the Company’s various financial statements, and the reviews of the financial statements included in the Company’s Form 10-Q for the 2004 and 2003 fiscal years.

Audit-Related Fees.  Eide Bailly did not perform any audit-related services as of December 31, 2004 and December 31, 2003.

Tax Fees.  Eide Bailly has billed us a total amount of $11,547 and $18,059 for professional tax services rendered as of December 31, 2004 and December 31, 2003, respectively. The tax services included preparation of federal tax returns and consultation regarding federal tax laws.

All Other Fees.  Eide Bailly has billed us a total of $0 and $0 for all other services rendered as of December 31, 2004 and December 31, 2003.

Audit Committee

Robert Metz

Robert Narem

Greg Toben

Bill Whipple

Robert Wittnebel

Audit Committee Pre-Approval Policy

Before our independent auditor, Eide Bailly LLP, can complete any audit or non-audit related service, the definitions of which can be found in our Audit Committee Charter, attached in Appendix I, the Audit Committee is required to pre-approve the necessary service. Each service of Eide Bailly is required to be pre-approved in writing indicating the service to be performed and the costs related to such service.  The Audit Committee is prohibited from approving any service if it determines that the independence of Eide Bailly may be impaired in connection with its audit service function. Eide Bailly is also prohibited from performing certain non-audit services as defined under the Audit Committee Charter.

Nomination Committee

The Nomination Committee oversees the identification, evaluation and recommendation of individuals qualified to be members of the Board of the Company. The major responsibilities of the Nomination Committee are:

•      Develop a nomination process for candidates for the Board;

•      Establish criteria and qualifications for membership on the Board;

•      Identify candidates to fill positions on the Board;

•      Fill vacancies on the Board;

•      Recommend to the Board candidates for election or reelection.

The Nomination Committee operates under a charter adopted by the Board, a copy of which can be found on our website at www.northernlightsethanol.com.  The Nomination Committee is currently comprised of three managers on the Board.  The three managers are Ronald Anderson, Glenn Berdan and Delton Strasser, each of whom does not satisfy all of the requirements to be deemed independent under NASD Rule 4200(a)(15) because of the payment they receive for the sale and delivery of corn to the Company.

Nomination Process

The Nomination Committee generally identifies potential candidates to the Board using two methods. First, the Nomination Committee solicits Class A Members annually to submit nominations of persons to the Nomination Committee for the election to the Board. Second, the Nomination Committee attempts to search and solicits individuals whom it believes would make good candidates for the Board in light of specific qualities, skills or needs of the Board.

Before the Nomination Committee approves and recommends any person for nomination, the person must meet certain minimum qualifications. The person must have no criminal record or disciplinary history pertaining to certain specified acts or events within a prescribed period of time; the person must be “independent” as defined by the SEC and NASD, except that a person is not prohibited from serving if he or she receives payment from the Company from the sale and delivery of corn to the Company; the person must satisfactorily complete a nomination application that requests certain personal background information, including employment history, educational background, and community and organization involvement; and the person must possesses the qualities of good ethics, loyalty and commitment, a willingness to act on and be accountable for decisions, an ability to analyze and communicate effectively, and an ability to work well with others.

In preparation of the 2005 Annual Meeting, the Nomination Committee actively solicited recommendations from all Members for nomination to the Board. On or around March 14, 2005 the Nomination Committee notified all Members of the opportunity to submit nominations to the Board. Members interested in serving on the Board were required to return a nomination application to the Nomination Committee on or before April 20, 2005. In response to this notice, the Nomination Committee received a total of six nominations from the Members.

The Nomination Committee approved and recommended that the nominations submitted by the Members be included on the ballot for the 2005 Annual Meeting and election. The nominees for District One are Wendell Falk, Mark Lounsbery, Robert Narem, Bill Whipple and Jerald Zubke.  The nominee for District Two is Robert Wittnebel. Mark Lounsbery, Robert Narem, Bill Whipple and Robert Wittnebel are incumbent managers on the Board, while Wendell Falk and Jerald Zubke are not. Greg Toben, a manager on the Board since 1999 is not seeking reelection after the expiration of his term. Each of these nominees is a beneficial owner of Class A Units of the Company.  Detailed information about each nominee is provided above in “Information About Nominees.”

Compensation Committee

We do not have a standing compensation committee.

EXECUTIVE OFFICERS AND MANAGEMENT

Executive Officers of Northern Growers, LLC

Our executive officers are as set forth below.  These individuals are also Managers of our Board and additional information about them can be found above under “Information About Nominees” or “Information About Current Board of Managers.”

Name	Age	Position
Robert Narem	49	Chief Executive Officer/Chief Financial Officer
James Peterson	61	President
Steve Street	52	Vice President
Delton Strasser	60	Secretary

Board of Managers of Northern Lights Ethanol, LLC

Northern Growers, LLC owns an 77.16% interest in Northern Lights Ethanol, LLC, a company that owns and operates a 40 million gallon ethanol plant in Big Stone City, South Dakota, which produces ethanol and distiller’s grains. Broin Investments I, LLC, a South Dakota limited liability company, owns the remaining minority interest in Northern Lights Ethanol.

Northern Lights Ethanol’s board of managers consists of seven individuals.  Broin Investments I elect two members to Northern Lights Ethanol’s board of managers and the Company elects five members to the board of managers.  We selected Jeff Olson, Jim Peterson, Delton Strasser, Steve Street, and Bob Wittnebel, to represent us on Northern Lights Ethanol’s board of managers, each of whose biographical information is provided above.  Broin Investments I appointed Jeffrey Broin and Larry Ward as their representatives on the board of managers of Northern Lights Ethanol.

Jeff Broin, age 39, has been integrally involved in Northern Lights Ethanol’s plant from its early planning stages.  Jeff is currently the chief executive officer of the Broin Companies, consisting of Broin and Associates, Inc., Broin Management, LLC and Broin Enterprises, Inc.  Jeff has been instrumental in the construction and management of ethanol plants in the Midwest and ethanol and co-product marketing since 1987.  Jeff also has been instrumental in creating and developing a “turn-key” concept for the development, design, construction, engineering, management and marketing of 19 ethanol plants in the United States. Jeff is a director of the Renewable Fuels Association and the American Coalition for Ethanol, and is an associate member of the South Dakota Corn Growers Association.   He serves on the boards of sixteen ethanol plants operated and managed by the Broin Companies. He graduated from the University of Wisconsin, Madison, Wisconsin in 1987 with a Bachelor of Science Degree in Agricultural Business.

Larry Ward, age 48, is currently the Director of Project Development for the Broin Companies and has been involved in the ethanol industry in various management positions since 1997.  In his current position, he is responsible for ethanol project formation and financing.  He is currently a member or an advisor to the boards of seventeen ethanol plants that are either operating or being developed.  He is a former director of the Renewable Fuels Association.  He received a Bachelor of Science Degree in Business Administration from Mankato State University, Mankato, Minnesota in 1980, and a Masters of Business Administration from the University of South Dakota, Vermillion, South Dakota in 1990.

Executive Officers Of Northern Lights Ethanol, LLC

The Executive Officers of Northern Lights Ethanol are Delton Strasser, chairman; Jeff Broin, vice-chairman; Steve Street, secretary; and Larry Ward, treasurer.  Detailed information about all Executive Officers of Northern Lights Ethanol, except Jeff Broin and Larry Ward, can be found above under “Information About Current Board of Managers.”  Detailed information about Jeff Broin and Larry Ward can be found above under “Board of Managers of Northern Lights Ethanol, LLC.”

Although Northern Lights Ethanol’s board of managers has the authority to manage and oversee the business and affairs of Northern Lights Ethanol, Broin Management, LLC, is responsible for the day-to-day management decisions relating to the operation of the ethanol plant pursuant to a Management Agreement.

Management and Key Employee

Northern Lights Ethanol’s Management and Key Employee is set forth below.

Name	Age	Position
Blaine Gomer	43	General Manager

Northern Lights Ethanol’s day-to-day affairs are managed by Blaine Gomer, Northern Lights Ethanol’s plant general manager. Blaine is employed by Broin Management, LLC, which manages the operation of the ethanol plant.  Blaine Gomer graduated from South Dakota State University, Brookings, South Dakota in 1986 with a Bachelor of Science Degree in Agriculture, majoring in Dairy Science (Manufacturing) with a minor in Microbiology.  Blaine also received an Associate of Applied Science Degree in Engineering/Architectural Drafting from Lake Area Technical Institute in Watertown, South Dakota in 1981.  Blaine’s management experience and positions previous to being general manager are as follows: regional operations manager, Leprino Foods Company, Norfolk, Nebraska from 1998 to 2002; plant manager, Dairy Farmers of America, Inc., Hartington, Nebraska from 1994 to 1998; plant manager, Dairy Farmers of America Inc., Willows, California from 1992 to 1994, plus other middle management positions within the Dairy Farmers of America Inc. organization from 1986 to 1992.

Relationships Between Board Members, Executive Officers and Key Employees

No family relationships exist between any of the managers of the Board, officers or key employees of Northern Growers or Northern Lights Ethanol. Jeff Broin, however, serves on the board of managers at Northern Lights Ethanol and is a principal owner of Broin Management, LLC, Broin Enterprises, Inc. and Broin and Associates, Inc.  He is also the manager and an owner of Broin Investments, I, LLC.  Larry Ward serves on the board of managers of Northern Lights Ethanol and is an employee of Broin and Associates and Broin Management.

COMPENSATION OF MANAGERS AND EXECUTIVE OFFICER

Board of Managers

Managers of our Board are reimbursed for mileage and actual expenses of attending Board and committee meetings and are provided a per diem fee for services performed on our behalf in the amount of $125 for each regular Board or committee meeting and mileage reimbursement.  Managers receive the same membership benefits as other Members receive in proportion to their ownership of capital units in the Company. Northern Lights Ethanol’s board of managers receive a $125 per diem fee for attending each meeting.

Executive Officers

Robert Narem has served as our chief executive officer since September 11, 2003. Mr. Narem replaced James Peterson who served as our chief executive officer and the principal executive officer of the Company’s predecessor before reorganization, Northern Growers Cooperative. Mr. Peterson continues to serve as president of our Board. Mr. Narem does not receive a salary or bonus for his services as chief executive officer. He also does not receive any options or other long-term incentive awards and does not receive any health-care, retirement or other benefits, except for a per diem fee of $125 for any services performed in connection with his position.

The following table sets forth all the compensation paid by us to our chief executive office or principal executive officer during the years ended December 31, 2004, 2003 and 2002.

	Annual Compensation					Long-Term Compensation
							Awards	Payouts
Name and Principal Position	Year ended Dec. 31		Salary ($)	Bonus ($)	Other Annual Compensation	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts	All Other Compensation ($)
Robert Narem Chief Executive Officer	2004	(1)	—	—	—	—	—	—	$2,875	*
	2003	(1)							1,270	*

James Peterson	2003	(1)	—	—	—	—	—	—	1,750	*
Chief Executive Officer & Principal Executive Officer	2002	(1)	—	—	—	—	—	—	1,750	*

(1)   Robert Narem became chief executive officer of Northern Growers on September 11, 2003, replacing James Peterson who served as chief executive officer of Northern Growers from April 1, 2003. Mr. Peterson served as president from April 2000 to April 2003 of Northern Growers Cooperative, the predecessor of Northern Growers, LLC before converting from a cooperative. Mr. Peterson currently serves as the president of our Board.

* Consists of fees and expense reimbursement paid to Messrs. Narem and Peterson for serving as chief executive officer or principal executive officer of the Company or its predecessor before reorganization, Northern Growers Cooperative.

None of our officers or employees or Northern Lights Ethanol’s officers or employees received total compensation exceeding $100,000 during the year ended December 31, 2004.  Blaine Gomer, Northern Lights Ethanol’s plant general manager, is an employee of Broin Management, LLC, which Northern Lights Ethanol engages to operate the plant.

We have not issued either directly or as part of a long-term incentive plan, any options or stock appreciation rights to any executive officer or Board member.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS, MANAGEMENT AND NOMINEES

The following tables sets forth the current beneficial ownership of our capital units, both in terms of equity and voting interests, by managers of the Board, executive officers, nominees to the Board and any beneficial owner of more than 5% of any class of our capital units.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner (in units)	Equity Percent of Class	Voting Percent of Class
Class A	South Dakota Corn Processors Fund P.O. Box 85102 Sioux Falls, South Dakota 57104	475,000	7.5%	*

Class A	Ronald Anderson, Manager(2)	20,000	*	*

Class A	Glenn Berdan, Manager	6,000	*	*

Class A	Dennis Flemming, Manager(3)	25,000	*	*

Class A	Lars Herseth, Manager	20,000	*	*

Class A	Mark Lounsbery, Manager(4)	30,000	*	*

Class A	Robert Metz, Manager(5)	25,000	*	*

Class A	Robert Narem, Manager(6)	15,000	*	*

Class A	Jeff Olson, Manager	5,000	*	*

Class A	Ronald Olson, Manager	25,000	*	*

Class A	James Peterson, Manager(7)	50,000	*	*

Class A	Delton Strasser, Manager(8)	20,000	*	*

Class A	Steve Street, Manager(9)	40,000	*	*

Class A	Greg Toben, Manager	25,000	*	*

Class A	Bill Whipple, Manager(10)	55,000	*	*

Class A	Robert Wittnebel, Manager	5,000	*	*

Class A	Managers and Executive Officers, as a Group	366,000	5.7%	5.7%

*Percentage of capital units beneficially owned does not exceed 1% of the class.

1. The addresses for each of the individual managers listed above is set forth above under “Information About Current Board of Managers or” or “Information About Nominees.”

2. Includes 15,000 capital units owned of record by the Ronald Anderson Trust which Mr. Anderson serves as trustee.

3. Includes 5,000 capital units owned of record by Mr. Flemming’s wife, and 5,000 capital units owned jointly with Mr. Flemming’s three children.

4. Includes capital units owned jointly with Mr. Lounsbery’s wife.

5. Includes 10,000 capital units owned of record by Mr. Metz’s wife.

6. Includes capital units owned of record by Soil Consultants, Inc. of which Mr. Narem is the owner.

7. Includes 25,000 capital units owned of record by Mr. Peterson’s wife.

8. Includes 20,000 capital units owned jointly with Mr. Strasser’s wife.

9. Includes 10,000 capital units owned of record by Mr. Street’s wife.

10. Represents capital units owned of record by Whipple Trust for which Mr. Whipple serves as trustee, and Whipple Ranch, Inc. of which Mr. Whipple is co-owner.

The following table sets forth the beneficial ownership of our outstanding capital units by the nominees that are not currently Managers of the Board as of May 1, 2005:

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner (in units)	Equity Percent of Class		Voting Percent of Class
Class A	Wendell Falk (2)	5,000		*		*

Class A	Jerald Zubke (3)	75,000	1.1%			*

*Percentage of capital units beneficially owned does not exceed 1% of the class.

(1)          Addresses for each of the individual nominees listed above are set forth above under “Information About Nominees.”

(2)          Includes capital units owned jointly with Mr. Falk ’s wife.

(3)          Includes capital units owned jointly with Mr. Zubke’s wife.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the individual managers of our Board or executive officers, nor the managers of the board or executive officers of Northern Lights Ethanol, have entered into, or anticipate entering into, any contractual or other transactions between themselves, Northern Lights Ethanol or us, except for corn delivery agreements and forms identical to those provided to other Members, and except as it relates to Jeff Broin described below.  As described above under “Executive Compensation,” Northern Growers’ and Northern Lights Ethanol’s board of managers receive per diem fees and reimbursement of expenses for their services.

Jeff Broin and Larry Ward are members of the board of managers of Northern Lights Ethanol and are also affiliates of each of the Broin entities that are an integral part of Northern Lights Ethanol’s business.  Northern Lights Ethanol contracted with the Broin affiliates to assist in virtually all aspects of the ethanol plant project, including site selection, permitting and zoning, design, construction, plant management and operation, and the marketing and sale of ethanol and distiller’s grain.  Broin and Associates, Inc. is a Sioux Falls, South Dakota based engineering and construction management firm specializing in the design, engineering, construction, and plant start-up of new ethanol production facilities in the Midwest.  Broin and Associates is principally owned by Robert, Jeff, Todd and Lowell Broin, and Jeff Broin is the chief executive officer of Broin and Associates.  Jeff Broin currently serves on several boards of other ethanol production facilities managed by Broin Management.

Broin and Associates also provides Northern Lights software and data management services.  The software and data management services contract is in effect until December 2006 and automatically renews for additional two-year terms unless 60 days notice is provided by either party.  Northern Lights pays an annual maintenance fee of $20,000, adjusted annually for inflation based on the Consumer Price Index.

Broin Management, LLC, an affiliate of Broin and Associate, Inc. and principally owned and controlled by Jeff Broin, Rob Broin and Todd Broin, manages the day-to-day operations of the ethanol plant.  Northern Lights pay Broin Management a fixed annual fee of $250,000, adjusted annually for inflation, plus an incentive bonus of 5% of our trimester net income. The trimester bonus is calculated annually based upon audited net profits. Northern Lights also pays certain expenses incurred with respect to operation of the plant while other expenses, including, but not limited to, the provision of a full-time plant general manager and technical manager, are included as part of Broin Management’s fees. Blaine Gomer, an employee of Broin Management, serves as the plant general manager. This management agreement is in effect until June 30, 2005, after which a new management agreement entered into on April 20, 2005 goes into effect.

Broin Management also provides to Northern Lights hedge and risk management services for corn and natural gas.  The corn price risk management agreement has a term of one year but renews automatically for successive one-year terms unless 30 days prior written notice given by either party.  Northern Lights pays Broin Management an annual fee of $50,000 for these services subject to modification in the event of plant expansion or increase in corn usage.

Ethanol Products, LLC, an affiliate of Broin and Associates, Inc. and principally owned and controlled by Broin Enterprises, Inc., purchases and markets the ethanol produced by Northern Lights. The contract with Ethanol Products is in effect until 2007, and automatically renews for additional five-year terms unless discontinued by either party upon at least three months notice prior to the end of the previous term. Ethanol Products receives a marketing and administrative fee of $.0065 per gallon of ethanol produced and sold.

Broin Enterprises, Inc., d/b/a Dakota Gold Marketing, an affiliate of Broin and Associates, Inc. and principally owned and controlled by Jeff Broin, Todd Broin and Rob Broin, markets the distiller’s grains produced at the plant.  The contract is in effect until 2007 and automatically renews for additional five-year terms, unless discontinued by either party upon at least three months prior written notice. We pay Dakota Gold Marketing a marketing fee of 3% of the gross monthly sales of distiller’s grains.

Under the four agreements with Broin Management, Ethanol Products and Broin Enterprises, Northern Lights paid these entities an aggregate amount of $1,687,289 and $1,394,844 for the years ended December 31, 2004 and December 31, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and managers of our Board, and persons who directly or indirectly own more than ten percent of a class of our Class A capital units, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”).  Executive officers and greater than ten-percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from our executive officers and managers of the Board, all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2004.

ANNUAL REPORT

Our annual report on Form 10-K for the fiscal year ended December 31, 2004, including financial statements, accompanies the mailing of this Information Statement, but it is not deemed a part of the proxy soliciting material.

CODE OF ETHICS

All of the managers of the Board, officers and employees, are required to comply with the Company’s Code of Ethics adopted in June 2003. A copy of the Code of Ethics can be obtained, without charge, by writing to the Company at the following address:

Membership Coordinator

Northern Growers, LLC

c/o Northern Lights Ethanol, LLC

48416 144th Street.

Big Stone City, South Dakota 57216

 Amendments and modifications to, and waivers of, the Code of Ethics will be promptly disclosed by the Company, to the extent required under the Exchange Act, on a current report on Form 8-K.

AUDIT MATTERS

A representative of the firm of Eide Bailly LLP is expected to be present at the Annual Meeting.  Such representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from Members.

MEMBERS’ PROPOSALS

Any Member proposal intended to be considered for inclusion in the Information Statement for presentation at the 2006 Annual Meeting of Members must be received by the Company no later than December 28, 2005. The proposal must be in accordance with the provisions of Rule l4a-8 promulgated by the SEC under the Exchange Act.  It is suggested that the proposal be submitted by certified mail – return receipt requested.  Members who intend to present a proposal at the 2006 Annual Meeting of Members without including such proposal in the Company’s Information Statement must provide us with notice of such proposal in writing no later than 30 days before the 2006 annual meeting.  We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

“HOUSEHOLDING” OF PROXY MATERIALS.

The SEC has adopted rules that permit companies to satisfy delivery requirements for information statements with respect to two or more members sharing the same address by delivering a single information statement addressed to those members. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We household information materials, delivering a single information statement to multiple members sharing an address unless contrary instructions have been received from the affected members. Once you have received notice from us that we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate information statement, please notify us by sending a written request to Northern Growers, LLC, c/o Northern Lights Ethanol, LLC, 48416 144th Street, Big Stone City, South Dakota  57216.

OTHER MATTERS

The Board knows of no other matter to be acted upon formally at the meeting.

BY ORDER OF THE BOARD OF MANAGERS

/s/ James Peterson
President of the Board of Managers

May 2, 2005

Appendix I

Effective: December 31, 2004

AUDIT COMMITTEE CHARTER

of

NORTHERN GROWERS, LLC

(the “Company”)

1.             Members.

The Company’s Board of Managers (the “Board”) shall appoint an Audit Committee of at least three members, consisting entirely of “independent” managers of the Board (the “Audit Committee”), with one exception.  A member’s sale of corn to the Company and the sale proceeds received from the Company in connection with these sales, while it may preclude a member from being deemed “independent,” as defined below, it shall not disqualify a member from serving on the Audit Committee.  The Audit Committee shall also designate one member as chairperson.

2.                                       Independence.

For purposes hereof, “independent” shall be defined according to Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the National Association of Securities Dealers (“NASD”) Rule 4200(a)(14)(15), as amended, and as set forth in Appendix A.  For purposes hereof, the terms “manager” and “director” shall be synonymous.

3.                                       Financial Literacy.

Each member of the Audit Committee must be financially literate. For purposes of this requirement, ‘financial literacy’ means each member of the Audit Committee (i) shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, or (ii) shall become able to do so within a reasonable period of time after his or her appointment to the Audit Committee.

4.                                       Purposes, Duties, and Responsibilities.

The Audit Committee represents and advises the Board in performing some of its oversight responsibilities.  The Audit Committee shall represent the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company, and shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company.  At its discretion, the Audit Committee may also conduct inquiries concerning the general risk profile of the Company and the Company’s efforts at identifying and controlling key risks (“risk management”) which may affect the quality of financial reporting and/or the vitality of the Company.

The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.  This is the responsibility of management and the Independent Auditor.  Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the Independent Auditor or to assure compliance with laws and regulations.

In carrying out its duties and responsibilities, the Audit Committee’s policies and procedures should remain flexible, so that it may be in a position to best address or respond to changing circumstances or conditions.  While there is no “blueprint” to be followed by the Audit Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Audit Committee:

(i)            To recommend to the Board, and to evaluate, the firm of independent certified public accountants to be appointed as outside auditor of the Company, which firm shall be ultimately accountable to the Board through the Audit Committee (the “Independent Auditor”).

(ii)           To review and discuss with the Independent Auditor its audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters, and any reports of the Independent Auditor with respect to interim periods.

(iii)          To review and discuss with the Independent Auditor of the Company any relationships between the Independent Auditor and the Company or any other relationships that may adversely affect the independence of the auditor and, based on such review, assess the independence of the auditor.

(iv)          To review and discuss with management and the Independent Auditor the financial statements of the Company, including an analysis of the Independent Auditor’s judgment as to the quality of the Company’s accounting principles.

(v)           To resolve any disagreements between the Independent Auditor and the Company’s management regarding financial reporting.

(vi)          To recommend to the Board, based on the review and discussions described in paragraphs (ii) through (v) above, the financial statements that should be included in the Annual Report on Form 10-KSB or Form 10-K.

(vii)         To review with management and the Independent Auditor the Company’s quarterly financial statements prior to the filing of its Form 10-QSB, or Form 10-Q, including the results of the Independent Auditors’ reviews of the quarterly financial statements.

(viii)        To review and discuss with management and the Independent Auditor:  (a) any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company; and (b) any transactions or courses of dealing with parties related to the Company which transactions or arrangements (i) are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, (ii) and are relevant to an understanding of the Company’s financial statements.

(ix)           To review and discuss with management and the Independent Auditor the adequacy of the Company’s internal controls.

(x)            To review and discuss with management and the Independent Auditor, the accounting policies which may be viewed as critical, and review and discuss any significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company’s financial statements.

(xi)           To review with management and the Independent Auditor the Company’s financial risk exposures and the steps management has taken to monitor and control such exposures.

(xii)          To establish policies and procedures for the engagement of the Independent Auditor for any auditing or any non-auditing service, as set forth in Appendix B, and consider whether the Independent Auditor’s performance of non-audit service is compatible with the Independent Auditor’s independence.

(xiii)         To review material pending legal proceedings involving the Company and contingent liabilities of the Company.

(xiv)        To periodically evaluate the performance of individual Audit Committee members and the Audit Committee chairperson, as well as the performance of the Audit Committee as a whole.

(xv)         To pursue continuing education at the expense of the Company to achieve and improve “financial literacy” and greater understanding of other business matters relevant to the Audit Committee’s purpose.

(xvi )       To establish procedure for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounts, internal accounting controls and auditing matters and (b) the confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters.

(xvii)       To review the appropriateness and usefulness of the Audit Committee Charter.

5.                                       Meetings.

The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally four times each year, either in person or telephonically.  The majority of the members of the Audit Committee shall constitute a quorum.  The Audit Committee may create subcommittees which shall report to the Audit Committee.

The Audit Committee shall meet in executive session with the Independent Auditors at least annually.  The Audit Committee shall report to the full Board with respect to its meetings.

6.                                       Outside Advisors.

The Audit Committee shall have the authority to retain independent counsel, experts, and other advisors as it determines appropriate to assist in the full performance of its duties.

7.                                       Investigations.

The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain outside advisors to assist it in the conduct of any investigation.

APPENDIX A

1.             Section 10A(m)(3) of the Securities Exchange Act of 1934.

An independent manager means a person who has not, other than in his or her capacity as a member of the Audit Committee, the Board, or any other Board committee:

(A) Accepted any consulting, advisory, or other compensatory fee from the Company; or

(B) Been an affiliated(1) person of the Company or any subsidiary thereof.

2.             National Association of Securities Dealers (“NASD”) Rule 4200 (a)(14)(15), as amended.

An independent manager means a person, other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a manager. The following persons shall not be considered independent:

(A) a manager who is, or during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

(1) “Affiliate” means any person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.  The term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract, or otherwise.  A person who owns securities in the Company will not be deemed an “affiliate” unless such person beneficially owns at least 10% of any class of voting securities and is also an officer of the Company.

(B) a manager who accepts or who has a Family Member(2) who accepts any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during the current fiscal year or any of the past three fiscal years, other than (i) compensation for Board service, (ii) payments arising solely from investments in the Company’s securities, (iii) compensation paid to a Family Member who is an employee of the Company or a parent or subsidiary of the Company (but not if such person is an executive officer of the company or any parent or subsidiary of the Company), (iv) benefits under a tax-qualified retirement plan, or (v) non-discretionary compensation (provided, however, that Audit Committee members are subject to heightened requirements under Rule 4350(d));

(C) a manager who is a Family Member of an individual who is, or has been in any of the past three years, employed by the Company or by any parent or subsidiary of the Company as an executive officer.

(D) a manager who is a partner in, or a controlling member or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in the current fiscal year or any of the past three fiscal years; or

(E) a manager who is or was a partner or employee of the Company’s Independent Auditor, and worked on the Company’s audit, during the past three years.

APPENDIX B

AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

The Audit Committee is responsible for the appointment, compensation and oversight of the Independent Auditor.  The Audit Committee shall pre-approve all audit services and non-audit services to be provided to the Company by the Independent Auditor.  The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals required by this policy.  The decision of any member to whom authority is delegated under this policy to grant such an activity shall be presented to the Audit Committee at the next scheduled meeting.

Each audit or non-audit service that is approved by the Audit Committee shall be reflected in a written engagement letter or writing indicating the services to be performed and the costs of such services, which shall be signed by either a member of the Audit Committee or by a person authorized by the Audit Committee to sign on behalf of the Company.

(2) “Family Member” means any person who is a relative by blood, marriage or adoption or who has the same residence.

If the Audit Committee approves an audit service within the scope of the engagement letter or writing, then such audit service will deemed to have been approved for purposes of this policy.

The Audit Committee will not approve any non-audit service that, individually or in the aggregate, may impair, in the Audit Committee’s opinion, the independence of the Independent Auditor.

A.                   Prohibited Non-Audit Services.

The Independent Auditor may not provide to the Company any of the following non-audit services:

1.             Bookkeeping or other services related to the Company’s accounting records or financial statements;

2.             Financial information systems design and implementation;

3.             Appraisal or evaluation services, fairness opinions, or contribution-in-kind reports;

4.             Actuarial services;

5.             Internal audit outsourcing services;

6.             Management functions or human resources;

7.             Broker-dealer, investment advisor, or investment banking services;

8.             Legal services and expert services unrelated to the audit; and

9.             Any other service that the Public Company Accounting Oversight Board (PCAOB) determines, by regulation, is impermissible.

B.                     Permitted Non-Audit Services.

The Independent Auditor may provide to the Company any non-audit services, including tax services, other than the prohibited non-audit services described above, so long as the Audit Committee has approved such services in accordance with this policy.

C.            Audit Services to be Pre-Approved.

1.             Audit Services.

i.              Financial audits and reviews of the Company and subsidiary.

ii.             Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comment letters, consents), and assistance in responding to SEC comment letters.

iii.            Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies.

2.                                       Audit-Related Services.

i.              Review of financial statements of businesses considered for acquisition and due diligence services pertaining to potential business acquisitions/dispositions.

ii.             Financial statement audits of employee benefit plans.

iii.            Attestation services related to the Company’s internal controls.

iv.            Assistance in dealing with and responding to the SEC and other domestic regulatory agencies on financial matters.

v.             Consultations by the Company’s management as to the accounting or disclosure treatment of potential transactions or events and/or the potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies.

vi.            Review of the effectiveness of the internal audit function at the request of the Company or third party.

vii.           Assistance with implementation of the requirements of SEC rules or listing standards promulgated pursuant to the Sarbanes-Oxley Act.

3.                                       Tax Services.

i.              U.S. federal, state and local tax planning and advice regarding the tax consequences of proposed or actual transactions, provided such advice does not constitute an advocacy position.

ii.             Assistance with U.S. federal, state and local tax filings (such as preparation of returns and related matters and assistance with audits by taxing authorities).

iii.            Review of federal, state and local income, franchise and other tax returns.

iv.            Tax advice regarding new, statutory, regulatory or administrative developments.

4.                                       All Other Services.

i.              Any service that is non-audit, non-audit related and non-tax, provided the service is not prohibited as a non-audit service referenced above.